Exhibit 99.1

For Immediate Release

SWS Announces Fiscal 2004 Financial Results

$2.7 Million in Net Income Reported for the Year

DALLAS, September 7, 2004 – SWS Group, Inc. (NYSE: SWS - news) today announced financial results for the fiscal year and fourth quarter ended June 25, 2004.

For fiscal 2004, SWS recorded net income of $2.7 million, or diluted earnings per share (EPS) of 16 cents, on revenues of $273.3 million, compared with net income of $2.9 million, or diluted EPS of 17 cents per share, on revenues of $263.5 million in the prior fiscal year. Fiscal 2003 figures include a $445,000 after-tax, extraordinary gain.

For the fourth quarter, SWS recorded a net loss of $4.3 million, or a loss of 25 cents per share, on revenues of $67.9 million, compared with net income of $3 million, or diluted EPS of 18 cents, on revenues of $72.1 million in the fourth quarter of the prior fiscal year.

As disclosed today, the fourth quarter loss includes an $8 million contingent liability for an anticipated enforcement action by regulatory authorities. In the immediately preceding quarter, the company recorded a $2 million contingent liability related to the same matter, bringing the total impact of the contingency to $9.3 million after tax. The charge relates to regulatory inquiries into improper mutual fund trading alleged to have occurred at the company’s largest operating subsidiary, Southwest Securities, Inc.

“We are moving as quickly as we can to put this matter behind us,” said SWS Group CEO Donald W. Hultgren. “We believe we have taken the steps necessary to prevent these regulatory inquiries from having any additional material impact on our financial results and have addressed the issues raised by the regulatory authorities. It is unfortunate that these matters mask dramatically improved operating results.”

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SWS Announces Fiscal 2004 Financial Results / 2

Net income, excluding the impact of the contingent liability, was $12 million in fiscal 2004 compared with net income of $2.9 million in fiscal 2003. Last year’s results also included a $2.7 million after-tax gain from the sale of My discount broker accounts.

“We are pleased that we were able to post revenue gains absent growth in daily market volume,” Hultgren said, noting that volume on the New York Stock Exchange was virtually unchanged in fiscal 2004 versus 2003. He said Southwest Securities’ investment banking business grew, the firm increased its margin and stock lending balances, and Southwest Securities Bank diversified its lending base through the growth of its community banking business.

Hultgren said Southwest Securities Bank began diversifying its lending base through increased commercial lending in fiscal 2004. As a result the bank’s commercial real estate loans were up 21 percent from the prior fiscal year, and consumer and commercial loans were both more than 25 percent higher than in the prior fiscal year.

Balances in the brokerage business also improved. “We rely on margin lending and securities lending to generate revenue,” Hultgren said. “During fiscal 2004, our average total margin balances increased $40 million, or 13 percent, to $340 million. In the stock lending business, the increases were more pronounced with a 40 percent growth in balances.

The firm’s commission businesses finished the year with strong revenue growth, up 16 percent over last year. “We’ve benefited from our recruiting efforts over the last two years,” Hultgren said.

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SWS Announces Fiscal 2004 Financial Results / 3

“We also continued to hold the line on operating expenses during the year,” he continued. “Occupancy and equipment and communications expenses were down $7.5 million from last year as a result of successfully negotiating new telecommunications contracts and the expiration of equipment leases.”

Southwest Securities’ volume of cleared or executed trades increased four percent to 28.8 million in fiscal 2004 compared with 27.8 million in the prior year. Southwest had a total of 215 correspondents and registered investment advisors at the end of fiscal 2004. Book value per share was $14.47 at the end of June 2004, compared with $14.73 at the end of the prior fiscal year.

SWS Group will broadcast its quarterly conference call with financial professionals via the Internet on Wednesday, September 8, at 9 a.m. Central Daylight Time. Shareholders and other interested parties will be able to access the webcast from a link on the SWS Internet home page at http://www.swsgroupinc.com.

SWS Group, Inc. is a Dallas-based holding company that offers a broad range of investment and financial services through its subsidiaries. The company’s common stock is listed and traded on the New York Stock Exchange under the symbol SWS. SWS Group, Inc. subsidiaries include Southwest Securities, Inc., Southwest Securities Bank, SWS Financial Services, Inc., May Financial Corporation, SWS Capital Corporation and Southwest Insurance Agency.

This release contains forward-looking statements regarding the company’s future overall performance. Readers are cautioned that any forward-looking statements, including those predicting or forecasting future events or results, which depend on future events for their accuracy, embody projections or assumptions, or express the intent, belief or current expectations of the company or management, are not guarantees of future performance and involve risks and uncertainties. Actual results may differ materially as a result of various factors, some of which are out of our control, including, but not limited to, final resolution of the SEC and NYSE regulatory inquiries and those factors discussed in our Annual Report on Form 10-K and in our other reports filed with and available from the SEC.

Financial Statements Follow

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SWS GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Financial Condition

June 25, 2004 and June 27, 2003

(In thousands, except par values and share amounts)

	2004	2003
Assets
Cash and cash equivalents	$88,589	$74,706
Assets segregated for regulatory purposes	367,070	441,184
Marketable equity securities available for sale	7,038	5,599
Receivable from brokers, dealers and clearing organizations	3,107,287	2,488,008
Receivable from clients, net	421,799	297,238
Loans held for sale, net	79,083	201,265
Loans, net	462,957	366,008
Securities owned, at market value	141,108	122,693
Goodwill	8,183	7,558
Other assets	59,536	87,825

Total assets	$4,742,650	$4,092,084

Liabilities and Stockholders’ Equity
Payable to brokers, dealers and clearing organizations	$3,050,748	$2,405,427
Payable to clients	691,456	705,474
Deposits	501,094	528,515
Securities sold, not yet purchased, at market value	88,957	40,620
Drafts payable	32,212	29,331
Advances from Federal Home Loan Bank	36,576	49,885
Other liabilities	82,968	73,953
Exchangeable subordinated notes	8,604	7,284

Total liabilities	4,492,615	3,840,489
Minority interest in consolidated subsidiaries	2,396	1,822

Stockholders’ equity:
Preferred stock of $1.00 par value. Authorized 100,000 shares; none issued	—	—
Common stock of $.10 par value. Authorized 60,000,000 shares, Issued 17,817,444 and outstanding 17,109,925 shares at June 25, 2004; issued 17,707,998 and outstanding 16,957,287 shares at June 27, 2003	1,781	1,770
Additional paid-in capital	245,391	243,683
Retained earnings (accumulated deficit)	(2,718)	1,217
Accumulated other comprehensive income – unrealized holding gain (loss), net of tax	12,833	12,673
Deferred compensation, net	834	1,549
Treasury stock (707,519 shares at June 25, 2004 and 750,711 shares at June 27, 2003, at cost)	(10,482)	(11,119)

Total stockholders’ equity	247,639	249,773
Commitments and contingencies

Total liabilities and stockholders’ equity	$4,742,650	$4,092,084

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SWS Announces Fiscal 2004 Financial Results / 5

SWS GROUP, INC. AND SUBSIDIARIES

Consolidated Statements of Income (Loss) and Comprehensive Income (Loss)

For the three months and fiscal years ended June 25, 2004 and June 27, 2003

(In thousands, except per share and share amounts)

	For the three months ended		For the twelve months ended
	Fiscal 2004	Fiscal 2003	Fiscal 2004	Fiscal 2003
Net revenues from clearing operations	$4,290	$5,059	$19,253	$19,267
Commissions	23,758	23,221	96,838	83,591
Interest	24,716	25,941	95,871	97,304
Investment banking, advisory and administrative fees	8,672	6,015	28,384	25,589
Net gains on principal transactions	3,348	4,371	17,960	18,515
Other	3,077	7,468	15,043	19,215

Total revenue	67,861	72,075	273,349	263,481

Commissions and other employee compensation	34,731	34,110	141,163	128,650
Interest	8,729	10,090	33,324	39,885
Occupancy, equipment and computer service costs	6,946	9,077	28,443	33,674
Communications	3,212	3,863	12,990	15,305
Floor brokerage and clearing organization charges	1,494	1,554	6,324	6,416
Advertising and promotional	1,280	1,237	3,707	3,708
Other	14,636	7,472	38,106	30,828

Total expense	71,028	67,403	264,057	258,466

Income (loss) before income tax expense and minority interest in consolidated subsidiaries	(3,167)	4,672	9,292	5,015
Income tax expense	936	1,445	5,555	1,041

Income (loss) before minority interest in consolidated subsidiaries	(4,103)	3,227	3,737	3,974
Minority interest in consolidated subsidiaries	(207)	(633)	(1,027)	(1,551)

Net income (loss) before extraordinary item	(4,310)	2,594	2,710	2,423
Extraordinary gain, net of tax	—	445	—	445

Net income (loss)	(4,310)	3,039	2,710	2,868
Net income (loss) recognized in other comprehensive income (loss), net of tax	(1,058)	1,216	160	1,201

Comprehensive income (loss)	$(5,368)	$4,255	$2,870	$4,069

Earnings per share - basic
Net income (loss) before extraordinary item	$(0.25)	$0.15	$0.16	$0.14
Extraordinary gain	—	0.03	—	0.03

Net income (loss)	$(0.25)	$0.18	$0.16	$0.17

Weighted average shares outstanding – basic	17,107,725	16,892,583	17,068,457	16,950,561

Earnings per share - diluted
Net income (loss) before extraordinary item	$(0.25)	$0.15	$0.16	$0.14
Extraordinary gain	—	0.03	—	0.03

Net income (loss)	$(0.25)	$0.18	$0.16	$0.17

Weighted average shares outstanding - diluted	17,107,725	17,034,029	17,216,735	16,997,078

CONTACT: Jim Bowman, Vice President - Corporate Communications, (214) 859-9335 jbowman@swst.com

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